Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Red Giant Entertainment, Inc. (the “Company”) on Form 10-K for the period ending August 31, 2013 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Benny R. Powell, CEO, President, and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 20, 2014	/s/ Benny R. Powell
Benny R. Powell,
CEO, President, Chief Financial Officer
(Principal Executive and Financial Officer)